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                                                                     EXHIBIT 5.1


[VINSON & ELKINS LOGO]                                 VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com


May 30, 2002


Oil States International, Inc.
Three Allen Center
333 Clay Street, Suite 3460
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as counsel for Oil States International, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of 8,050,000 shares of common stock, par value $.01 per share, of the Company (the "Shares") on behalf of the selling stockholders named in the Registration Statement.

         We have solely examined originals, or copies certified or otherwise identified to our satisfaction, of the (a) Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof, (b) pertinent resolutions of the Board of Directors and committees thereof of the Company that have occurred prior to the date hereof, and (c) certificates or letters of the Company and others for the purpose of this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the certificates and letters referred to above.

         Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and issued and are fully paid and nonassessable.

         This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and the United States.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and the regulations of the Securities and Exchange Commission issued thereunder.

                                              Very truly yours,

                                              /s/ Vinson & Elkins L.L.P.

                                              Vinson & Elkins L.L.P.